Exhibit 99

Image Contact:

Jeff Framer

818.407.9100 ext. 299

jframer@image-entertainment.com

IMAGE ENTERTAINMENT REPORTS
FIRST QUARTER RESULTS

CHATSWORTH, CA (August 13, 2003) – Image Entertainment, Inc. (NASDAQ: DISK), a leading licensee and distributor of DVD programming in North America, today reported financial results for its first quarter and three months ended June 30, 2003.

Consolidated net revenues for the Company’s first quarter ended June 30, 2003 decreased 16.5% to $19,853,000, from $23,775,000 for the quarter ended June 30, 2002.  The Company experienced decreased revenues in all three of its business segments.  Net revenues from domestic wholesale distribution declined 10.9% to $14,564,000, from $16,341,000, due to lower sales of exclusive DVD catalogue programming, nonexclusive DVD programming, and VHS programming.  Net revenues from retail distribution declined 12.4% to $4,688,000 from $5,352,000, due to aggressive on-line pricing and free shipping offers from our competition.  Net revenues from international wholesale distribution and worldwide broadcast declined 71.1% to $601,000, from $2,082,000, due to the transition from direct distribution to a sublicense with BMG, and declining worldwide broadcast sales.

Consolidated gross profit margins for the June 2003 quarter were 23.7% compared to 26.9% for the June 2002 quarter.  The Company’s consolidated operating loss for the June 2003 quarter was $1,747,000, up from $391,000 for the June 2002 quarter.  The net loss for the June 2003 quarter was $1,194,000, or $.07 per diluted share.  The loss before cumulative effect of accounting change for the June 2002 quarter was $427,000, or $.03 per diluted share.  During the June 2002 quarter a cumulative effect of accounting change of $3,766,000, or $.24 per diluted share, net of income tax benefit of $2,231,000, was recorded resulting in a net loss of $4,193,000, or $.27 per diluted share.

“We are obviously disappointed with the quarter ended June 30, 2003,” commented Martin W. Greenwald, Image’s President and Chief Executive Officer, “But I believe the quarter’s dissatisfying results were not indicative of our potential for the balance of the fiscal year.  Image continued to sign licensing and distribution agreements with several high profile content providers, and some of this product was introduced to retail at the beginning of August.  Our domestic DVD sales to retailers are already beginning to grow in line with our internal expectations, and I am optimistic we will see sales growth throughout the balance of this fiscal year, in part because of these new deals.

“The new fulfillment arrangement with I-Serve is transitioning well and should be fully implemented by the end of the current quarter,” said Mr. Greenwald, “DVDPlanet remains our greatest challenge, and we will continue to explore opportunities to grow revenues and decrease costs in an increasingly competitive on-line environment.

“On the international front, our shift in European distribution was designed to take place in our historically slowest sales period, allowing BMG to initiate a sales and marketing strategy for the stronger fall and winter season, as they ramp-up for the re-introduction of

Image’s exclusive programming in Europe.  With the June 30th quarter behind us, maintaining tight controls over operating expenses, while at the same time growing revenue, concentrating on wholesale distribution of Image’s exclusive content, remain foremost on the agenda,” concluded Mr. Greenwald.

About Image Entertainment, Inc.

Image Entertainment, Inc. is a leading licensee and distributor of DVD programming in North America with more than 2,500 exclusive DVD titles in domestic release. The Company also has exclusive videocassette, broadcast, video on demand, audio, streaming video and download rights for many of its exclusive properties. The Company is headquartered in Chatsworth, California and maintains domestic distribution from its Las Vegas, Nevada distribution facility. Image maintains international distribution through its sublicense agreements for available programming on DVD and videocassette as well as broadcast. The Company has one of the largest selections of DVDs available online through its e-commerce subsidiary, DVDPlanet, at www.dvdplanet.com. For more information on Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements

This press release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, forecasts and assumptions.  In some cases, forward-looking statements may be identified by forward-looking words like “would,” “intend,” “hope,” “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “continue” or similar words.  Forward-looking statements involve risks and uncertainties, which could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions.  These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate and other risks and uncertainties, including those enumerated and described in the Company’s filings with the Securities & Exchange Commission, which filings are available on the SEC’s website at www.sec.gov, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.  Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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[Tables Follow]

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

June 30, 2003 and March 31, 2003

ASSETS

(In thousands)	June 30, 2003	March 31, 2003
Current assets:
Cash	$1,465	$2,672
Accounts receivable, net of allowances of $5,505 - June 30, 2003; $6,070 - March 31, 2003	16,821	20,454
Inventories	15,438	15,613
Royalty and distribution fee advances	7,471	8,666
Prepaid expenses and other assets	804	803
Deferred tax assets, net	1,534	1,535
Total current assets	43,533	49,743
Noncurrent inventories, principally production costs	2,822	2,755
Noncurrent royalty and distribution advances	11,887	10,118
Noncurrent deferred tax assets, net	5,388	4,709
Property, equipment and improvements, net	6,944	6,850
Other assets	253	320
	$70,827	$74,495

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

June 30, 2003 and March 31, 2003

LIABILITIES AND SHAREHOLDERS’ EQUITY

(In thousands, except share data)	June 30, 2003	March 31, 2003
Current liabilities:
Accounts payable	$8,162	$9,771
Accrued liabilities	3,443	2,919
Accrued royalties and distribution fees	6,225	7,032
Accrued music publishing fees	4,562	4,256
Deferred revenue - BMG	3,000	3,000
Revolving credit facility	9,899	10,520
Current portion of long-term debt	1,591	1,591
Current portion of capital lease obligations	462	569
Total current liabilities	37,344	39,658
Long-term debt, less current portion	2,530	2,816
Capital lease obligations, less current portion	296	356
Total liabilities	40,170	42,830

Shareholders’ equity:
Preferred stock, $1 par value, 3,366,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 30,000,000 shares authorized; 18,245,000 and 18,225,000 issued and outstanding at June 30, 2003 and March 31, 2003, respectively	33,102	32,916
Additional paid-in capital	3,774	3,774
Accumulated deficit	(6,219)	(5,025)
Net shareholders’ equity	30,657	31,665
	$70,827	$74,495

IMAGE ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

For the Three Months Ended June 30, 2003 and 2002

(In thousands, except per share data)	2003		2002
NET REVENUES	$19,853	100.0%	$23,775	100.0%
OPERATING COSTS AND EXPENSES:
Cost of sales	15,142	76.3	17,390	73.1
Selling expenses	1,939	9.8	2,563	10.8
General and administrative expenses	3,504	17.7	3,134	13.2
Amortization of production costs	1,015	5.1	1,079	4.5
	21,600	108.8	24,166	101.6
LOSS FROM OPERATIONS	(1,747)	(8.8)	(391)	(1.6)
OTHER EXPENSES (INCOME):
Interest expense	200	1.0	402	1.7
Other	(75)	(0.4)	(113)	(0.5)
	125	0.6	289	1.2
LOSS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(1,872)	(9.4)	(680)	(2.9)
INCOME TAX BENEFIT	678	3.4	253	1.1
LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(1,194)	(6.0)	(427)	(1.8)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF INCOME TAX BENEFIT OF $2,231	—	—	(3,766)	15.8
NET LOSS	$(1,194)	(6.0)%	$(4,193)	(17.6)%
NET LOSS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic and diluted	$(.07)		$(.03)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	—		(.24)
NET LOSS PER SHARE:
Basic and diluted	$(.07)		$(.27)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	18,225		15,828